Exhibit 10.12
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT is made this 29th day of March, 2006, by and among (i) GAIN CAPITAL HOLDINGS, INC. (“Pledgor”) and (ii) SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“SVB”), as agent for the Lenders (“Agent”) and JPMORGAN CHASE BANK, N.A. (“JPMORGAN”) (SVB and JPMORGAN each, individually, a “Lender” and collectively, the “Lenders”).
Recitals
     Lenders agreed to make advances of money and to extend certain financial accommodations to Pledgor pursuant to a Loan and Security Agreement dated as of March 29, 2006 (the “Loan Agreement”). To secure the obligations set forth in the Loan Agreement, Pledgor has agreed to pledge to Agent and Lenders Pledgor’s membership interest (the “Membership Interest”) in Gain Holdings, LLC (“Gain Holdings”). Any capitalized terms used without definition herein shall have the meanings assigned to them in the Loan Agreement.
     NOW, THEREFORE, Pledgor, Agent and Lenders agree as follows:
     1. Pledge of Membership Interest.
          (a) Pledgor hereby pledges, assigns and delivers to Agent for the ratable benefit of Lenders and grants to Agent for the ratable benefit of Lenders a security interest in all of the Pledgor’s right, title and interest in and to the Membership Interest, together with all proceeds and substitutions thereof, all cash, certificates and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of the Obligations (the “Secured Indebtedness”), and Pledgor’s obligations hereunder.
          (b) The term “Pledged Collateral” shall also include any securities, instruments or distributions of any kind issuable, issued or received by Pledgor upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a distribution, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.
          (c) The certificate or certificates for the Membership Interest included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Pledgor, have been, or will be immediately be, delivered by Pledgor to Agent. Pledgor shall cause the books of Gain Holdings to reflect the pledge of the Membership Interest. Upon the occurrence of an Event of Default hereunder, Agent may effect the transfer of any certificates included in the Pledged Collateral into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent. Pledgor will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s and Lenders’ security interest in the Pledged Collateral.
     2. Representations, Warranties and Covenants. Pledgor represents and warrants to and covenants with Agent and each Lender that:
          (a) The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens or encumbrances;

          (b) Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of Agent and Lenders and no disability or contractual obligation exists which would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Pledge Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;
          (c) There arc no subscriptions or other options exercisable with respect to the Membership Interest; and
          (d) The Membership Interest has been duly authorized and validly issued, and is fully paid and non-assessable; and
          (e) The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings.
     All the above representations and warranties shall survive the making of this Agreement.
     3. Voting Prior to Demand. Unless an Event of Default (as defined below) shall have occurred and be continuing, Pledgor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of Pledgor to vote and give consents, waiver and ratifications shall upon notice to Pledgor cease in case such an Event of Default hereunder shall occur and be continuing.
     4. Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:
          (a) The occurrence of an Event of Default, as defined in the Loan Agreement;
          (b) The breach of any provision of this Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Agreement; or
          (c) The breach of any provision of the Loan Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of the Loan Agreement.
     5. Remedies Upon Default.
          (a) Upon the occurrence and during the continuance of an Event of Default, Agent and each Lender shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of the State of New Jersey as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon ten (10) days’ written notice to Pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Agent may grant options, provided that any such terms or options shall, in the best judgment of Agent, be extended only in order to obtain the best possible price.
          (b) Pledgor recognizes that Agent may be unable to effect a public sale of all or a part of the Pledged Collateral, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.
          (c) After the sale of any of the Pledged Collateral, Agent may deduct all reasonable legal and other expenses and attorney’s fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Secured Indebtedness, and shall apply the residue of the proceeds to the Secured Indebtedness in such manner as Agent in its reasonable discretion shall determine, and shall pay the balance, if any to Pledgor.
     6. Amendment of Loan Documents. Pledgor authorizes Agent, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Documents, as defined in the Loan Agreement, or any part thereof; (b) take and hold security for the payment of the Loan Documents, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Agent in its sole discretion may determine.
     7. Intentionally omitted.
     8. Intentionally omitted.
     9. Indemnification. Pledgor agrees to defend, indemnify and hold harmless Agent and each Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Agent or any Lender as a result of or in any way arising out of, following, or consequential to transactions between Agent or any Lender and Pledgor, under this Agreement (including without limitation attorneys’ fees and expenses), except for obligations, demands, claims, liabilities, losses and Agent and/or Lender expenses caused by Agent’s and or any Lender’s gross negligence or willful misconduct.
     10. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Pledgor or to Agent, as the case may be, at its addresses set forth below. Such notice shall be deemed effective three (3) days after deposit if sent by first class mail, upon actual receipt if personally delivered or sent by certified mail, or upon confirmed transmission if sent via telefacsimile.
If to Pledgor	GAIN CAPITAL HOLDINGS, INC. 550 Hills Drive Bedminster, New Jersey 07921 Attn: Chief Executive Officer FAX: (908) 731-0701

If to Agent	Silicon Valley Bank 400 Madison Avenue, Suite 15A New York, New York 10017 Attn: Mr. Michael Moretti

Fax: (212) 688-5994

With copy to:	Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108 Attn: David A. Ephraim, Esquire FAX: (617) 880-3456

If to JPMorgan::	JPMorgan Chase Bank, N.A. 695 Route 46 West Suite 100 Fairfield, New Jersey 07004-1592 Attn: Charles Tamayo FAX: (973) 439-5011
     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
     11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          The laws of the State of New Jersey shall apply to this Agreement. PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON AGENT OR ANY LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE STATE OF NEW JERSEY, PLEDGOR ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.
     PLEDGOR, AGENT AND EACH LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     12. This Agreement may not be amended or modified except by a written instrument signed by Agent, each Lender and Pledgor.

     13. This Agreement and the agreements and instruments executed in connection therewith constitute the entire agreement between Agent, Lenders and Pledgor with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written.
     14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

EXECUTED as of this 29th day of March, 2006.

PLEDGOR: GAIN CAPITAL HOLDINGS, INC.
By	/s/ Mark Galant
	Name:	Mark Galant
	Title:	CEO

LENDERS: SILICON VALLEY BANK, as Agent and as a LENDER
By	/s/ Michael Moretti
	Name:	Michael Moretti
	Title:	SVP

JPMORGAN CHASE BANK, N.A., as LENDER
By	/s/ Bradley J. Thomson
	Name:	Bradley J. Thomson
	Title:	Vice President

Signature Page to Pledge Agreement